Exhibit 99.1

State Street Corporation Achieves Record Revenue of $2.6 Billion in the First Quarter, up 52% from Year-Ago Quarter

EPS of $1.35 up 45%, Including $0.04 in Merger and Integration Costs

Strong Financial Performance Continues in Challenging Environment

BOSTON--(BUSINESS WIRE)--State Street Corporation announced today first-quarter earnings per share of $1.35, up 45% from earnings per share of $0.93 in last year’s first quarter. Earnings per share in the first quarter of 2008 includes $17 million of after-tax merger and integration costs associated with the July 2007 acquisition of Investors Financial Services Corp. (“Investors Financial”), or $0.04 per share. Excluding these costs, operating earnings per share of $1.39 would have been up 49% compared to $.93 in the first quarter of 2007. Revenue of $2.577 billion in the first quarter of 2008, representing a State Street record for a quarter, is up 52% from $1.696 billion compared to the year-ago quarter and includes $220 million in revenue from the acquired Investors Financial business. Total expenses in the first quarter of 2008 of $1.774 billion are up 46.2% from $1.213 billion compared to the year-ago quarter and excluding the merger and integration costs would be $1.748 billion, up 44.1%. Excluding the results of Investors Financial and the merger and integration costs, revenue would be up 39% and expenses would be up 31.1%. On an operating basis, excluding the merger and integration costs, State Street achieved positive operating leverage of approximately 810 basis points. For the first quarter of 2008, return on shareholders’ equity was 18.7% and was 19.4%, excluding the merger and integration costs, up from 17.4% in the first quarter of 2007.

Ronald E. Logue, State Street's chairman and chief executive officer, said, "I am extremely pleased with this record revenue performance, particularly in today’s challenging environment. The momentum we have achieved over the past 12 months continues, despite the negative equity markets. The neutral earnings-per-share result for the acquired Investors Financial business demonstrates our success in consolidating this business. In the first quarter, we grew our revenue and operating earnings per share and generated operating return on equity above our financial goals. Compared to the year-ago quarter, we experienced growth in nearly all lines of our income statement and recorded positive operating leverage for the fourteenth consecutive quarter when measured on a year-over-year basis.

Servicing fee revenue was up 34% and asset management fee revenue grew 7% from the prior year’s first quarter. We won $600 billion of assets in new business in servicing and $69 billion of net new business in asset management. Growth outside the U.S. continues to provide momentum. Growth in revenue was particularly strong in our trading business and our securities finance business in this volatile business environment. Growth in net interest revenue is due to a favorable U.S. rate environment as well as the successful execution of our balance sheet strategy.”

Logue continued, “During the first quarter, we strengthened our regulatory capital position with strong net income of more than $500 million and the issuance of $500 million of tier-1 qualified regulatory capital.”

Logue concluded, “Given the continued unsettled economic environment, for now we continue to expect to achieve in the middle of the ranges we established for this year. Excluding the impact of the fourth-quarter 2007 charge and the impact of merger and integration costs in both 2007 and 2008, these ranges reflect an increase in operating earnings per share of between 10 and 15 percent; an increase in revenue of 14 to 17 percent; and operating return on equity of 14 to 17 percent.”

In reporting its financial results for the first quarter of 2008, State Street has prepared information in four categories:

  “Baseline” results are results on an operating basis excluding the “Investors Financial” results described below and are presented on a fully taxable-equivalent basis.
  “Investors Financial” results are the revenue and expenses, including financing costs and amortization of intangibles, attributable to the Investors Financial business acquired on July 2, 2007, but excluding merger and integration costs, all presented on a fully taxable-equivalent basis. Per-share amounts reflect the effect of the acquisition on outstanding shares.
  “Operating-basis” results are “reported” results excluding the merger and integration costs. They are presented on a fully taxable-equivalent basis.
  “Reported” results are in accordance with U.S. generally accepted accounting principles (GAAP).

Management believes that providing separate Investors Financial results and baseline financial information further assists investors and analysts in understanding the effect of that acquisition. Management presents results on an operating basis in order to provide financial information that is comparable from period to period and to present comparable financial trends with respect to our ongoing business operations. Management believes such presentation facilitates an investor’s understanding and analysis of our underlying performance and trends in addition to financial information prepared in accordance with GAAP.

$ in millions except per share data
For the three months ended
March 31, 2008

	Baseline (a)	Investors Financial	Operating	Reported

Fee Revenue	$1,772	$189	$1,961	$1,961
All other revenue	596	43	639	616
Total revenue	2,368	232	2,600	2,577
Total expenses	1,590	158	1,748	1,774
Income taxes	272	33	305	273
Net income	$506	$41	$547	$530
Diluted EPS	$1.39	$0.00	$1.39	$1.35

(a) represents State Street results on an “operating basis,” further adjusted to exclude the “Investors Financial” results described in the adjoining column, all presented on a fully taxable equivalent basis.

FIRST QUARTER 2008 RESULTS VS. YEAR-AGO QUARTER

Servicing fees are up 34% to $960 million from $718 million in last year’s first quarter. The increase is attributable to business from Investors Financial as well as new business from existing and new customers in 2008. Total assets under custody are $14.900 trillion at March 31, 2008, up 21%, compared with $12.331 trillion at March 31, 2007. Daily average values for the S&P 500 Index are down 5% from the first quarter of 2007; daily average values for the MSCI® EAFE IndexSM are down 3%.

Investment management fees, generated by State Street Global Advisors, are $278 million, up 7% from $261 million in the year-ago quarter. Growth in management fees reflects continued net new business, offset partially by a decrease in performance fees and in average month-end equity market valuations. Total assets under management at March 31, 2008, are $1.955 trillion, up 6%, compared to $1.849 trillion at March 31, 2007.

Trading services revenue, which includes foreign exchange trading revenue and brokerage and other fees, is $366 million for the quarter, up 66% from $220 million in the year-ago quarter. The 74% increase in foreign exchange revenue is due to higher volatility and increased volumes. Brokerage and other fees increased 49% due primarily to fees from the acquired Currenex business, as well as strength in transition management.

Securities finance revenue is $303 million in the quarter, up 209% from $98 million in the year-ago quarter, primarily reflecting improved spreads. This unusually strong growth reflects the recent actions by the Federal Reserve in reducing interest rates.

Processing fees and other is $54 million, down 26% from $73 million in the first quarter of 2007 due primarily to lower revenue from structured products.

Net interest revenue on a fully taxable-equivalent basis is $648 million, an increase of 92% from $337 million a year ago. The increase is due primarily to the benefit of recent cuts in U.S. rates, the benefit of the revenue from the acquired Investors Financial business, and increased volumes in transaction deposits from non-US customers.

Expenses increased to $1.774 billion, up 46.2% from $1.213 billion a year ago, partially due to the acquisition of Investors Financial. Excluding $158 million in operating costs associated with Investors Financial and $26 million in merger and integration costs, expenses are up 31.1% to $1.590 billion. Salaries and benefits expenses are up 44% to $1.062 billion from $739 million, primarily as a result of increased incentive compensation due to improved performance and the accounting impact of stock-related compensation for retirement-eligible employees, the impact of the Investors Financial acquisition, and increased headcount due to new business wins.

The increase in total expenses also includes higher transaction processing services, up 26% to $162 million from $129 million a year ago, due to higher volumes in the investment servicing business primarily as a result of the acquisition of Investors Financial. Expenses for information systems & communications increased 24%, to $155 million from $125 million and occupancy increased 17%, to $110 million from $94 million, with both increases due primarily to the acquisition of Investors Financial. Other expenses were up 106%, or $133 million at $259 million from $126 million due primarily to increased professional fees and securities processing costs, as well as Investors Financial’s costs associated with amortization of intangibles.

The effective tax rate in the first quarter of 2008 is 34.0%, down from 35.0% in the year-ago quarter.

FIRST-QUARTER 2008 RESULTS VS. FOURTH QUARTER 2007

First-quarter earnings per share of $1.35 is up from $0.57 in the fourth quarter of 2007. Excluding the non-operating costs of $38 million of after-tax merger and integration costs in the fourth quarter and $17 million in the first quarter and an after-tax charge of $279 million related to certain active fixed-income strategies at State Street Global Advisors (SSgA) in the fourth quarter of 2007, operating earnings per share of $1.39 is up slightly from operating earnings per share of $1.38 in the fourth quarter of 2007. Total revenue in the first quarter is $2.577 billion, up 4.0% versus $2.479 billion in the fourth quarter of 2007. Total expenses for the first quarter of 2008 are $1.774 billion versus $2.173 billion in the fourth quarter of 2007. Excluding the fourth-quarter charge and the merger and integration expenses, total expenses are $1.748 billion up 6.0% versus $1.649 billion in the fourth quarter. Return on shareholders’ equity of 18.7% in the first quarter compares with 7.7% in the fourth quarter. Excluding the non-operating charges, operating return on equity would have been 19.4% in the first quarter of 2008 up from 18.7% in the fourth quarter of 2007.

Servicing fees are $960 million, down slightly from $967 million in the fourth quarter due to a decline in daily equity valuations, partially offset by business from new and existing customers. Management fees are $278 million, down 6% from $297 million primarily due to a 10% decline in month-end equity valuations and lower performance fees. Trading services revenue is $366 million, up 4% from $352 million primarily due to increased volatility in foreign exchange markets. Securities finance revenue is $303 million, up 18% from the prior quarter due to increased spreads reflecting the recent actions by the Federal Reserve in reducing interest rates, offset partially by lower volumes due to a decline in market values. Processing fees and other revenue decreased slightly to $54 million from $55 million. Net interest revenue on a fully taxable-equivalent basis is $648 million, up 13% from $573 million, due primarily to the impact of the recent rate cuts in the U.S., partially offset by a slight change in customer mix.

Salaries and employee benefits expense increased 14% to $1.062 billion from $934 million due to the impact of incentive compensation as a result of the accounting impact of stock-related compensation for retirement-eligible employees and improved performance, and higher benefit costs. Transaction processing expense is down 12% from $184 million to $162 million due primarily to receipt of a depository rebate, and Information systems and communications expense increased 5% from $148 million to $155 million, due primarily to costs associated with increased global infrastructure investments. Other expenses are down 6% from $276 million to $259 million due primarily to a decline in expenses related to Investors Financial, as well as lower securities processing costs.

ADDITIONAL INFORMATION

All per share amounts represent fully diluted earnings per share.

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today, Tuesday, April 15, 2008, at 9:00 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 706/679-5594 (Conference ID #41974482). Recorded replays of the conference call will be available on the web site, and by telephone at +1 706/645-9291 (Conference ID#41974482), beginning approximately two hours after the call’s completion. The telephone replay will be available for two weeks following the conference call. This press release, presentation materials referred to on the conference call, and additional financial information are available on State Street’s website, at www.statestreet.com/stockholder.

State Street Corporation (NYSE: STT) is the world's leading provider of financial services to institutional investors including investment servicing, investment management and investment research and trading. With $14.900 trillion in assets under custody and $1.955 trillion in assets under management at March 31, 2008, State Street operates in 26 countries and more than 100 geographic markets and employs 27,875 worldwide. For more information, visit State Street’s web site at www.statestreet.com or call 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 678/999-4577 outside those countries.

FORWARD-LOOKING STATEMENTS

This news announcement contains forward-looking statements as defined by United States securities laws, including statements about State Street’s goals and expectations, the financial outlook and business environment. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing State Street's expectations or beliefs as of any date subsequent to the date of this release.

Important factors that may affect future results and outcomes include:

  State Street's ability to integrate and convert acquisitions into its business, including the acquisition of Investors Financial Services Corp.;
  the level and volatility of interest rates, particularly in the U.S. and Europe; the performance and volatility of securities, currency and other markets in the U.S. and internationally; and economic conditions and monetary and other governmental actions designed to address those conditions;
  the liquidity of the U.S. and International securities markets, particularly the markets for fixed-income securities, including asset-backed commercial paper; and the liquidity requirements of our customers;
  the credit quality and credit agency ratings of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;
  State Street's ability to attract non-interest bearing deposits and other low-cost funds;
  the results of litigation and similar disputes and, in particular, the effect that current or future litigation may have on SSgA’s reputation and its ability to attract and retain customers; and the possibility that the ultimate costs of the legal exposure associated with certain of SSgA’s actively managed fixed-income strategies may exceed or be below the level of the related reserve, in view of the uncertainties of the timing and outcome of litigation, and the amounts involved;
  the possibility that changes in market conditions, asset performance or accounting standards may require any off-balance sheet activities, including our asset-backed commercial paper conduits, to be consolidated into our financial statements, requiring the recognition of associated losses, if any;
  the possibility of further developments of the nature giving rise to the legal exposure associated with SSgA’s actively managed fixed-income and other investment strategies;
  the performance and demand for the investment products we offer;
  the competitive environment in which State Street operates;
  the enactment of legislation and changes in regulation and enforcement that impact State Street and its customers, as well as the effects of legal and regulatory proceedings, including litigation;
  State Street's ability to continue to grow revenue, control expenses and attract the capital necessary to achieve its business goals and comply with regulatory requirements;
  State Street's ability to manage systemic risks and control operating risks;
  State Street’s ability to obtain quality and timely services from third parties with which it contracts;
  trends in the globalization of investment activity and the growth on a worldwide basis in financial assets;
  trends in governmental and corporate pension plans and savings rates;
  changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact State Street's consolidated financial statements; and
  changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street's 2007 Annual Report on Form 10-K and its subsequent SEC filings. State Street encourages investors to read its 10-K, particularly the section on Risk Factors, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, April 15, 2008, and State Street does not undertake efforts to revise those forward-looking statements to reflect events after this date.

STATE STREET CORPORATION
Earnings Press Release Addendum

Financial Highlights
March 31, 2008

	Quarters Ended			% Change
				Q1 2008	Q1 2008
(Dollars in millions, except per share amounts	March 31,	December 31,	March 31,	vs.	vs.
or where otherwise noted)	2008 (1)	2007 (1)	2007	Q4 2007	Q1 2007

Total Revenue	$2,577	$2,479	$1,696	4%	52%
Total Expenses (2) (3)	1,774	2,173	1,213	(18)	46
Net Income	530	223	314	138	69

Diluted Earnings Per Share (4)	$1.35	$.57	$.93	137	45

Cash Dividends Declared Per Share	$.23	$.23	$.21
Closing Price Per Share of Common Stock (at quarter end)	79.00	81.20	64.75

Return on Equity	18.7%	7.7%	17.4%

At Quarter End:
Assets Under Custody (AUC) (in trillions)	$14.90	$15.30	$12.33
Assets Under Management (AUM) (in trillions)	1.96	1.98	1.85

(1) Quarters ended March 31, 2008 and December 31, 2007 include financial results of Investors Financial, which State Street acquired on July 2, 2007.

(2) Total expenses for the quarters ended March 31, 2008 and December 31, 2007 include merger and integration costs of $26 million and $57 million, respectively, or $17 million and $38 million after-tax, respectively, recorded in connection with the acquisition of Investors Financial.

(3) Total expenses for the quarter ended December 31, 2007 include a net charge of $467 million, or $279 million after-tax, associated with certain active fixed-income strategies managed by State Street Global Advisors.

(4) Diluted earnings per share for the quarters ended March 31, 2008 and December 31, 2007 reflect the issuance of 60.8 million shares on July 2, 2007 in connection with the completion of the acquisition of Investors Financial.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED FINANCIAL INFORMATION
Quarters Ended March 31, 2008 and March 31, 2007

	Quarters Ended
	March 31,	March 31,
(Dollars in millions, except per share amounts)	2008 (1)	2007	% Change

Fee Revenue:
Servicing fees	$960	$718	34%
Management fees	278	261	7
Trading services	366	220	66
Securities finance	303	98	209
Processing fees and other	54	73	(26)
Total fee revenue	1,961	1,370	43

Net Interest Revenue:
Interest revenue	1,288	1,172	10
Interest expense	663	847	(22)
Net interest revenue (2)	625	325	92
Provision for loan losses	-	-
Net interest revenue after provision for loan losses	625	325	92

Gains (Losses) related to investment securities, net	(9)	1
Total revenue	2,577	1,696	51.9

Operating Expenses:
Salaries and employee benefits	1,062	739	44
Information systems and communications	155	125	24
Transaction processing services	162	129	26
Occupancy	110	94	17
Merger and integration costs	26	-	-
Other	259	126	106
Total operating expenses	1,774	1,213	46.2
Income before income tax expense	803	483	66
Income tax expense	273	169
Net income	$530	$314	69

Earnings Per Share:
Basic	$1.37	$.94	46
Diluted	1.35	.93	45

Average Shares Outstanding (in thousands):
Basic	387,942	334,036
Diluted	393,647	338,727

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Quarter ended March 31, 2008 includes financial results of Investors Financial, which State Street acquired on July 2, 2007.
(2) Net interest revenue on a fully taxable-equivalent basis was $648 million and $337 million for the quarters ended March 31, 2008 and 2007, respectively. These amounts include taxable-equivalent adjustments of $23 million and $12 million for the quarters ended March 31, 2008 and 2007, respectively.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED FINANCIAL INFORMATION
Quarters Ended March 31, 2008 and December 31, 2007

	Quarters Ended
	March 31,	December 31,
(Dollars in millions, except per share amounts)	2008	2007	% Change

Fee Revenue:
Servicing fees	$960	$967	(1)%
Management fees	278	297	(6)
Trading services	366	352	4
Securities finance	303	256	18
Processing fees and other (2)	54	55	(2)
Total fee revenue	1,961	1,927	2

Net Interest Revenue:
Interest revenue	1,288	1,454	(11)
Interest expense	663	898	(26)
Net interest revenue (1)	625	556	12
Provision for loan losses	-	-
Net interest revenue after provision for loan losses	625	556	12

Losses related to investment securities, net (2)	(9)	(4)
Total revenue	2,577	2,479	4.0

Operating Expenses:
Salaries and employee benefits	1,062	793	34
Information systems and communications	155	148	5
Transaction processing services	162	184	(12)
Occupancy	110	107	3
Provision for legal exposure	-	600	-
Merger and integration costs	26	57	(54)
Other	259	284	(9)
Total operating expenses	1,774	2,173	(18.4)
Income before income tax expense	803	306	162
Income tax expense	273	83
Net income	$530	$223	138

Earnings Per Share:
Basic	$1.37	$.58	136
Diluted	1.35	.57	137

Average Shares Outstanding (in thousands):
Basic	387,942	385,200
Diluted	393,647	392,200

Consolidated Selected Financial Information presented above was prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $648 million and $573 million for the quarters ended March 31, 2008 and December 31, 2007, respectively. These amounts include taxable-equivalent adjustments of $23 million and $17 million for the quarters ended March 31, 2008 and December 31, 2007, respectively.
(2) Amounts for the quarter ended December 31, 2007 reflect the reclassification of $17 million of other-than-temporary impairment adjustments from processing fees and other revenue to losses related to investment securities, net, to conform to current period presentation.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended March 31, 2008 and March 31, 2007

	Quarters Ended (1)
	March 31,	March 31,
(Dollars in millions, except per share amounts)	2008	2007	% Change

Fee Revenue:
Servicing fees	$960	$718	34%
Management fees	278	261	7
Trading services	366	220	66
Securities finance	303	98	209
Processing fees and other	54	73	(26)
Total fee revenue	1,961	1,370	43

Net Interest Revenue:
Interest revenue, operating basis	1,311	1,184	11
Interest expense	663	847	(22)
Net interest revenue, operating basis	648	337	92
Provision for loan losses	-	-
Net interest revenue after provision for loan losses, operating basis	648	337	92

Gains (Losses) related to investment securities, net	(9)	1
Total revenue, operating basis (2)	2,600	1,708	52.2

Operating Expenses:
Salaries and employee benefits	1,062	739	44
Information systems and communications	155	125	24
Transaction processing services	162	129	26
Occupancy	110	94	17
Other	259	126	106
Total operating expenses, operating basis (2)	1,748	1,213	44.1
Income before income tax expense, operating basis	852	495	72
Income taxes, operating basis	282	169
Taxable-equivalent adjustment	23	12
Net income, operating basis	$547	$314	74

Diluted earnings per share, operating basis	$1.39	$.93	49

Average diluted shares outstanding (in thousands)	393,647	338,727

Return on equity, operating basis	19.4%	17.4%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.
(2) Positive operating leverage in the year-over-year comparison was 810 basis points, based on growth in total operating-basis revenue of 52.2% and growth in total operating-basis expenses of 44.1%.

STATE STREET CORPORATION
Earnings Press Release Addendum

SELECTED OPERATING-BASIS FINANCIAL INFORMATION
Quarters Ended March 31, 2008 and December 31, 2007

	Quarters Ended
	March 31,	December 31,
(Dollars in millions, except per share amounts)	2008 (1)	2007(1)	% Change

Fee Revenue:
Servicing fees	$960	$967	(1)%
Management fees	278	297	(6)
Trading services	366	352	4
Securities finance	303	256	18
Processing fees and other	54	55	(2)
Total fee revenue	1,961	1,927	2

Net Interest Revenue:
Interest revenue, operating basis	1,311	1,471	(11)
Interest expense	663	898	(26)
Net interest revenue, operating basis	648	573	13
Provision for loan losses	-	-
Net interest revenue after provision for loan losses, operating basis	648	573	13

Losses related to investment securities, net	(9)	(4)
Total revenue, operating basis	2,600	2,496	4.2

Operating Expenses:
Salaries and employee benefits, operating basis	1,062	934	14
Information systems and communications	155	148	5
Transaction processing services	162	184	(12)
Occupancy	110	107	3
Other, operating basis	259	276	(6)
Total operating expenses, operating basis	1,748	1,649	6.0
Income before income tax expense, operating basis	852	847	1
Income taxes	282	290
Taxable-equivalent adjustment	23	17
Net income, operating basis	$547	$540	1

Diluted earnings per share, operating basis	$1.39	$1.38	1

Average diluted shares outstanding (in thousands)	393,647	392,200

Return on equity, operating basis	19.4%	18.7%

(1) Refer to the accompanying reconciliation of reported results to operating-basis results.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarters Ended March 31, 2008 and March 31, 2007

(Dollars in millions, except per share amounts)	Quarter Ended March 31, 2008				Quarter Ended March 31, 2007

	Reported			Operating	Reported			Operating
	Results	Adjustments		Results	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$960			$960	$718			$718
Management fees	278			278	261			261
Trading services	366			366	220			220
Securities finance	303			303	98			98
Processing fees and other	54			54	73			73
Total fee revenue	1,961			1,961	1,370			1,370

Net Interest Revenue:
Interest revenue	1,288	$23	(1)	1,311	1,172	$12	(1)	1,184
Interest expense	663	-		663	847	-		847
Net interest revenue	625	23		648	325	12		337
Provision for loan losses	-	-		-	-	-		-
Net interest revenue after provision for loan losses	625	23		648	325	12		337

Gains (Losses) related to investment securities, net	(9)	-		(9)	1	-		1
Total revenue	2,577	23		2,600	1,696	12		1,708

Operating Expenses:
Salaries and employee benefits	1,062	-		1,062	739			739
Information systems and communications	155	-		155	125	-		125
Transaction processing services	162	-		162	129	-		129
Occupancy	110	-		110	94	-		94
Merger and integration costs	26	(26)	(2)	-	-	-		-
Other	259	-		259	126	-		126
Total operating expenses	1,774	(26)		1,748	1,213	-		1,213
Income before income taxes	803	49		852	483	12		495
Income taxes	273	9		282	169	-		169
Taxable-equivalent adjustment	-	23	(1)	23	-	12	(1)	12
Net income	$530	$17		$547	$314	$-		314

Diluted earnings per share	$1.35	$.04		$1.39	$.93	$-		$.93

Average diluted shares outstanding (in thousands)	393,647	393,647		393,647	338,727	338,727		338,727

Return on equity	18.7%	0.7%		19.4%	17.4%	-%		17.4%
Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.
(1) Represents taxable-equivalent adjustment, which is not included in reported results.
(2) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.

STATE STREET CORPORATION
Earnings Press Release Addendum

RECONCILIATION OF REPORTED RESULTS TO OPERATING-BASIS RESULTS
Quarter Ended December 31, 2007

(Dollars in millions, except per share amounts)	Quarter Ended December 31, 2007

	Reported			Operating
	Results	Adjustments		Results
Fee Revenue:
Servicing fees	$967			$967
Management fees	297			297
Trading services	352			352
Securities finance	256			256
Processing fees and other	55			55
Total fee revenue	1,927			1,927

Net Interest Revenue:
Interest revenue	1,454	$17	(1)	1,471
Interest expense	898	-		898
Net interest revenue	556	17		573
Provision for loan losses	-	-		-
Net interest revenue after provision for loan losses	556	17		573

Losses related to investment securities, net	(4)	-		(4)
Total revenue	2,479	17		2,496

Operating Expenses:
Salaries and employee benefits	793	141	(2)	934
Information systems and communications	148	-		148
Transaction processing services	184	-		184
Occupancy	107	-		107
Provision for legal exposure	600	(600)	(2)	-
Merger and integration costs	57	(57)	(3)	-
Other	284	(8)	(2)	276
Total operating expenses	2,173	(524)		1,649
Income before income taxes	306	541		847
Income taxes	83	207		290
Taxable-equivalent adjustment	-	17	(1)	17
Net income	$223	$317		$540

Diluted earnings per share	$.57	$.81		$1.38

Average diluted shares outstanding (in thousands)	392,200	392,200		392,200

Return on equity	7.7%	11.0%		18.7%

Reported results reflect State Street's Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.
(1) Represents taxable-equivalent adjustment, which is not included in reported results.
(2) Represents a net charge associated with certain active fixed-income strategies managed by State Street Global Advisors.
(3) Represents merger and integration costs recorded in connection with the acquisition of Investors Financial, which are direct and incremental costs associated with the acquisition and do not include ongoing expenses of the combined organization.

STATE STREET CORPORATION
Press Release Addendum

CONSOLIDATED STATEMENT OF CONDITION

	March 31,	December 31,	March 31,
(Dollars in millions, except per share amounts)	2008	2007	2007

Assets
Cash and due from banks	$6,349	$4,733	$3,298
Interest-bearing deposits with banks	13,540	5,579	4,751
Securities purchased under resale agreements	19,958	19,133	12,158
Federal funds sold	3,290	4,540	-
Trading account assets	1,044	589	1,025
Investment securities available for sale	68,009	70,326	63,519
Investment securities held to maturity	4,295	4,233	4,385
Loans and leases (net of allowance of $18)	14,886	15,784	10,140
Premises and equipment	1,965	1,894	1,680
Accrued income receivable	2,090	2,096	1,627
Goodwill	4,533	4,567	1,815
Other intangible assets	1,953	1,990	596
Other assets	12,437	7,079	5,009
Total assets	$154,349	$142,543	$110,003

Liabilities
Deposits:
Noninterest-bearing	$19,054	$15,039	$9,939
Interest-bearing -- U.S.	15,070	14,790	965
Interest-bearing -- Non-U.S.	70,583	65,960	55,696
Total deposits	104,707	95,789	66,600

Securities sold under repurchase agreements	13,441	14,646	17,368
Federal funds purchased	1,225	425	5,007
Other short-term borrowings	6,371	5,557	3,629
Accrued taxes and other expenses	2,792	4,392	2,900
Other liabilities	10,845	6,799	4,419
Long-term debt	4,162	3,636	2,613
Total liabilities	143,543	131,244	102,536

Shareholders' Equity
Preferred stock, no par: authorized 3,500,000; issued none
Common stock, $1 par: authorized 750,000,000 shares; issued 398,366,000, 398,366,000 and 337,126,000 shares	398	398	337
Surplus	4,455	4,630	311
Retained earnings	8,185	7,745	7,046
Accumulated other comprehensive loss	(1,658)	(575)	(147)
Treasury stock (at cost 8,048,000, 12,082,000 and 1,386,000 shares)	(574)	(899)	(80)
Total shareholders' equity	10,806	11,299	7,467
Total liabilities and shareholders' equity	$154,349	$142,543	$110,003

CONTACT:
State Street Corporation
Edward J. Resch, +1 617-664-1110
or
Investors:
Kelley MacDonald, +1 617-664-3477
or
Media:
Hannah Grove, +1 617-664-3377